Exhibit 99.1
TOYS“R”US — DELAWARE, INC. ANNOUNCES FIVE-YEAR SENIOR SECURED CREDIT FACILITY
WAYNE, NJ (August 10, 2010) – Toys“R”Us, Inc. announced today that its subsidiary, Toys“R”Us - Delaware, Inc. (“Toys Delaware”) has extended the maturity date of its Senior Secured Credit Facility to August 10, 2015 with more favorable pricing and terms. The amended facility will increase borrowing capacity to $1.85 billion from the existing limit of $1.63 billion.
“We are very pleased to have successfully increased and extended this significant borrowing capacity at favorable terms, providing the company with longer-term financing and greater flexibility within its financial structure,” said Clay Creasey, Chief Financial Officer, Toys“R”Us, Inc.
The transaction was led by Banc of America Securities LLC, Wells Fargo Retail Finance LLC, and JPMorgan Securities, Inc. as joint lead arrangers and joint book-running managers. Deutsche Bank Securities, Inc. and Citigroup Global Markets, Inc. also served as joint book-running managers on the transaction.
The amendment revises certain terms and conditions of the credit facility to reflect the improved credit quality of Toys“R”Us and general market conditions. Drawn pricing will initially be set at LIBOR plus 2.75% until January 30, 2011; thereafter, it will vary from LIBOR plus 2.50% to 3.00% based on utilization. This credit facility is available within Toys Delaware for general corporate purposes and the issuances of letters of credit. The facility is secured by a first lien on certain company inventory and accounts receivable, as well as certain Canadian real estate.
Toys“R”Us — Delaware, Inc. is a wholly-owned subsidiary of Toys“R”Us, Inc. It operates the Toys“R”Us and Babies“R”Us stores in the United States and Canada, and it owns the intellectual property of the corporation.
About Toys“R”Us, Inc.
Toys“R”Us, Inc. is the world’s leading dedicated toy and juvenile products retailer, offering a differentiated shopping experience through its family of brands. It currently sells merchandise in more than 1,560 stores, including 848 Toys“R”Us and Babies“R”Us stores in the United States, and more than 510 international stores and 200 licensed stores in 33 countries and jurisdictions. In addition, it exclusively operates the legendary FAO Schwarz brand and sells extraordinary toys in the brand’s flagship store on Fifth Avenue in New York City. With its strong portfolio of e-commerce sites including Toysrus.com, Babiesrus.com, eToys.com, FAO.com and babyuniverse.com, it provides shoppers with a broad online selection of distinctive toy and baby products. Headquartered in Wayne, NJ, Toys“R”Us, Inc. employs approximately 70,000 associates worldwide. The company is committed to serving its communities as a caring and reputable neighbor through programs dedicated to keeping kids safe and helping them in times of need.
This press release contains “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, which are intended to be covered by the safe harbors created thereby. All statements herein that are not historical facts, including statements about our beliefs or expectations, are forward-looking statements. We generally identify these statements by words or phrases such as “anticipate,” “estimate,” “plan,” “expect,” “believe,” “intend,” “will,” “may,” and similar words or phrases. These statements discuss, among other things, our strategy, store openings and renovations, future financial or operational performance, anticipated cost savings, results of restructurings, anticipated domestic or international developments, and other goals, targets and future occurrences and trends. These statements are subject to risks, uncertainties and other factors, including, among others, competition in the retail industry, seasonality of our business, changes in consumer preferences and consumer spending patterns, general economic conditions in the United States and other countries in which we conduct our business, our ability to implement our strategy, availability of adequate financing, our dependence on key vendors of our merchandise, international events affecting the delivery of toys and other products to our stores, economic, political and other developments associated with our international operations, and risks, uncertainties and factors set forth in our reports and documents filed with the Securities and Exchange Commission (which reports and documents should be read in conjunction with this press release). We believe that all forward-looking statements are based upon reasonable assumptions when made; however, we caution that it is impossible to predict actual results or outcomes or the effects of risks, uncertainties or other factors on anticipated results or outcomes and that, accordingly, you should not place undue reliance on these statements. Forward-looking statements speak only as of the date when made, and we undertake no obligation to update these statements in light of subsequent events or developments. Actual results and outcomes may differ materially from anticipated results or outcomes discussed in forward-looking statements.
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For more information please contact:
Kathleen Waugh
Phone: 973-617-5888
            646-366-8823
Email: waughk@toysrus.com